DRYDEN TOTAL RETURN BOND FUND, INC.
                      GATEWAY CENTER THREE
                    NEWARK, NEW JERSEY 07102




                                                December 27, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Dryden Total Return Bond Fund, Inc. (the "Fund")
          File No. 811-7215

Ladies and Gentlemen:

     Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal period ended October 31, 2007. This Form N-
SAR was filed using the EDGAR System.

                                   Very truly yours,


                                   /s/Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary







     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2007.



              DRYDEN TOTAL RETURN BOND FUND, INC.



Witness:  /s/  George Chen                     By:/s/Jonathan  D.
Shain
       George Chen                           Jonathan D. Shain
                                        Assistant Secretary